As filed with the Securities and Exchange Commission on September 15, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0291941
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

1020 Stewart Drive
Sunnyvale, CA  94085
(408) 731-1800

(Address of principal executive offices)

2000 Employee Stock Option Plan
2000 Employee Stock Purchase Plan

 (Full title of the plan)

Fu-Chieh Hsu
President and Chief Executive Officer
Monolithic System Technology, Inc.
1020 Stewart Drive
Sunnyvale, CA  94085
(408) 731-1800

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (3)
Common Stock, par value $0.01 per share
To be issued upon exercise of options granted under the
2000 Employee Stock Option Plan	1,207,040	$4.10	(2)	$4,948,864.00	$627.02
To be issued under the
2000 Employee Stock Purchase Plan	200,000	$4.10	(2)	$820,000.00	$103.89
TOTAL:	1,407,040			$5,768,864.00	$730.91

(1)          Represents additional shares reserved for issuance upon exercise of stock options granted under the Registrant’s 2000 Employee Stock Option Plan and reserved for issuance under the 2000 Employee Stock Purchase Plan.  Shares issuable upon exercise of stock options granted under the Registrant’s 2000 Employee Stock Option Plan and issuable under the Registrant’s 2000 Employee Stock Purchase Plan were originally registered on the Registration Statement on Form S-8 (Registration No. 333-64302) filed with the Securities and Exchange Commission on June 29, 2001, which Registration Statement is incorporated by reference.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for purposes of calculating the amount of the registration fee.  The estimate is made pursuant to Rule 457(c) of the Securities Act.

(3)          Calculated pursuant to Section 6(b) of the Securities Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant incorporates by reference into this Registration Statement the Registrant’s Registration Statement (Registration No. 333-64302) on Form S-8 filed with the Securities and Exchange Commission on June 29, 2001.

The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated by reference in this registration statement:

1.             The Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2004;

2.             The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed with the SEC on May 10, 2004; and

3.             The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, filed with the SEC on August 6, 2004.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California on September 15, 2004.

MONOLITHIC SYSTEM TECHNOLOGY, INC.

By:	/s/ Fu-Chieh Hsu
Fu-Chieh Hsu Chief Executive Officer and President

Each person whose individual signature appears below hereby authorizes and appoints Fu-Chieh Hsu and Mark Voll, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated, effective September 15, 2004.

Signature	Title	Date

/s/ Fu-Chieh Hsu	Chief Executive Officer, President and Chairman of the Board (Principal Executive	September 15, 2004
Fu-Chieh Hsu	Officer)

/s/ Mark Voll	Vice President, Finance and Chief Financial Officer (Principal Financial and	September 15, 2004
Mark Voll	Accounting Officer)

/s/Wingyu Leung	Director	September 15, 2004
Wingyu Leung

/s/ Carl E. Berg	Director	September 15, 2004
Carl E. Berg

/s/ Tommy Eng	Director	September 15, 2004
Tommy Eng

/s/ Chi-Ping Hsu	Director	September 15, 2004
Chi-Ping Hsu

/s/ James D. Kupec	Director	September 15, 2004
James D. Kupec

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Exhibit Index

Exhibit Number	Exhibit Description

4.1*	Specimen Common Stock Certificate

4.2*	Third Amended and Restated Investor Rights Agreement dated September 27, 1997

4.3*	Rights Agreement

5.1	Opinion of Bingham McCutchen LLP

10.4*	Form of Restricted Stock Purchase Agreement

10.5*	2000 Stock Option Plan and form of Option Agreement thereunder

10.6**	2000 Employee Stock Purchase Plan and form of Subscription Agreement thereunder, as amended

23.1	Consent of Ernst & Young LLP Independent Accountants

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

* Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-43122), as amended, filed with the Securities and Exchange Commission.

** Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-64302) filed with the Securities and Exchange Commission.